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                                                                   EXHIBIT 10.10
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                           INDEMNIFICATION AGREEMENT

     This AGREEMENT is made as of ___________________________________, by
Leggett & Platt, Incorporated, a Missouri corporation ("Leggett") and ____________________________________, of _______________________________________
("Indemnitee").

                                    RECITALS

     Indemnitee is a director and/or officer of Leggett and in such capacity or capacities is performing a valuable service for Leggett.

     The Restated Articles of Incorporation and By-Laws of Leggett provide for the indemnification of the directors and officers of Leggett and indemnification is also authorized by Section 351.355 of the General and Business Corporation Law of Missouri (the "Indemnification Statute").

     The Indemnification Statute and Leggett's Restated Articles of Incorporation and By-Laws specifically provide that they are not exclusive as to the authority to indemnify; thus, they contemplate that indemnification agreements may be entered into between Leggett and its directors and officers.

     In accordance with the authorization provided by the Indemnification Statute, Leggett has purchased and presently maintains a policy or policies of directors and officers liability insurance ("D&O Insurance"), covering certain liabilities which may be incurred by Leggett's directors and officers in the performance of their services for Leggett and for other enterprises.

     Leggett's Board of Directors believes the policies of D&O Insurance and the indemnification provided for in Leggett's Restated Articles of Incorporation and By-Laws are not fully adequate to provide appropriate indemnification protection to Leggett's directors and officers. To provide such protection and thereby induce Indemnitee to serve or continue to serve as a director and/or officer of Leggett, Leggett has determined and agreed to enter into this agreement with Indemnitee.

     NOW THEREFORE, in consideration of the premises and Indemnitee's service as a director and/or officer after the date hereof, Leggett and Indemnitee do agree as follows:

1.  DEFINITIONS

     In this Agreement the following terms have the following meanings:

     The term "another enterprise" shall mean any corporation (other than Leggett), partnership, joint venture, trust, employee benefit plan or other legal entity or enterprise.

     The term "defense" when used with respect to any proceeding shall include investigations of any proceeding as well as appeals in any proceeding and shall also include any defense by way of cross claim or counterclaim.

     The term "fines" shall include any excise taxes assessed on Indemnitee with respect to any employee benefit plan as well as penalties of all types.

     The term "proceeding" shall mean any threatened, pending or completed action, suit or proceeding (including those by or in the right of Leggett) whether civil, criminal, administrative or investigative or otherwise and whether formal or informal.

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     The term "serving at the request of Leggett" shall include any service as a director, officer, employee or agent of Leggett which imposes duties on, or involves services by, Indemnitee with respect to any employee benefit plan, it participants or beneficiaries.

2.  INDEMNIFICATION -- GENERAL

     Leggett shall indemnify and hold harmless Indemnitee to the fullest extent permitted or authorized by applicable law. The term "applicable law" means (i) the Indemnification Statute (other than subsection 6 thereof and any other subsection comparable in purpose to subsection 6) as in effect on May 7, 1986 and as thereafter amended (but in the case of any such amendment, only to the extent such amendment permits Leggett to provide broader indemnification rights then the Indemnification Statute permitted Leggett to provide immediately prior to such amendment) and (ii) any other statutory indemnification provisions adopted after May 7, 1986.

3.  ADDITIONAL INDEMNIFICATION

     Leggett shall further indemnify and hold harmless Indemnitee if Indemnitee was or is a party or is threatened to be made a party to any proceeding (including any proceeding by or in the right of Leggett) by reason of the fact that Indemnitee is or was a director, officer, employee or agent of Leggett, or is or was serving at the request of Leggett (which request need not be in writing) or on behalf of Leggett as a director, officer, employee or agent of another enterprise or by reason of anything done or not done by him in any such capacities. The indemnification required by this section shall be made against any and all judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys' fees), actually incurred by Indemnitee in connection with the proceeding in question.

4.  MAINTENANCE OF D&O INSURANCE AND INDEMNIFICATION

     (a) Leggett represents that it presently has the following policies of D&O Insurance in force (the "D&O Policies"):

     Insurer              Policy No.            Amount            Deductible
     -------              ----------            ------            ----------

So long as Indemnitee shall continue to serve as a director or officer of Leggett (or shall continue at the request of Leggett or on behalf of Leggett to serve as a director, officer, employee or agent of another enterprise) and thereafter so long as Indemnitee shall be subject to any possible claim or proceeding by reason of the fact that Indemnitee was a director or officer of Leggett (or served in any of said other capacities), Leggett will purchase and maintain in effect for the benefit of Indemnitee one or more valid, binding and enforceable policies of D&O Insurance providing, in all respects, coverage at least comparable to that provided pursuant to the D&O Policies in force on the date hereof.

     (b) Notwithstanding Section 4(a) hereof, Leggett shall not be required to maintain D&O Insurance in effect if such insurance is not reasonably available or if, in the reasonable business judgment of the Board of Directors of Leggett as it may exist from time to time, either (i) the premium cost for such D&O Insurance is substantially disproportionate to the amount of coverage or (ii) the coverage provided by such D&O Insurance is so limited by exclusions that there is insufficient benefit provided by such D&O Insurance.

     (c) If Leggett, acting under Section 4(b) hereof, does not purchase and maintain in effect D&O Insurance, Leggett shall indemnify and hold harmless Indemnitee to the full extent of the coverage which would otherwise have been provided for the benefit of Indemnitee pursuant to the D&O Policies.

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5.   LIMITATIONS ON CERTAIN INDEMNIFICATION

     Leggett will not hold Indemnitee harmless or provide indemnification pursuant to Sections 2, 3 or 4 hereof:

          (i) for amounts indemnified by Leggett other than pursuant to this Agreement and amounts paid pursuant to policies of D&O Insurance;

          (ii) in respect to remuneration paid to Indemnitee if it shall be determined by a final judgment or other final adjudication that such remuneration was in violation of law;

          (iii) on account of any suit for any accounting of profits made from the purchase or sale by Indemnitee of securities of Leggett pursuant to
     Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local law;

          (iv) on account of Indemnitee's conduct which is finally adjudged by a court to have been knowingly fraudulent, deliberately dishonest or willful misconduct; or

          (v) if a final adjudication by a court having jurisdiction in the matter shall determine that such indemnification is not lawful.

6.   NOTIFICATION AND DEFENSE OF CLAIM

     After receipt by Indemnitee of notice of the commencement of any proceeding, Indemnitee will, if a claim in respect thereof may be made against Leggett under this Agreement, promptly notify Leggett. With respect to any such proceeding as to which Indemnitee notifies Leggett of the commencement thereof:

          (i) Leggett will be entitled to participate therein at is own expense.

          (ii) Except as otherwise provided in the next paragraph, Leggett, jointly with any other indemnifying party similarly notified, will be entitled to assume the defense thereof, with counsel reasonably satisfactory to Indemnitee. After notice from Leggett to indemnitee of Leggett's election to assume the defense thereof, Leggett will not be liable to Indemnitee under this Agreement for any legal or other expenses subsequently incurred by Indemnitee in the defense thereof other than reasonable costs of investigation or as noted in the next paragraph of this subsection (ii).

          Indemnitee may employ his own counsel in such proceeding but the fees and expenses of such counsel incurred after notice from Leggett of its assumption of the defense thereof shall be at the expense of Indemnitee unless (a) the employment of counsel by Indemnitee has been authorized by Leggett or (b) Indemnitee shall have reasonably concluded that there may be a conflict of interest between Leggett and Indemnitee in the conduct of the defense of such proceeding, or (c) Leggett shall not in fact have employed counsel to assume the defense of such proceeding, in each of which cases the fees and expenses of Indemnitee's counsel shall be at the expense of Leggett. Leggett shall not be entitled to assume the defense of any proceeding brought by or on behalf of Leggett or as to which Indemnitee shall have made the conclusion provided for in clause (b) of this subsection (ii).

          (iii) Leggett shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any proceeding effected without Leggett's written consent. Leggett shall not settle any proceeding in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee's written consent. Neither Leggett nor Indemnitee will unreasonably withhold their consent to any proposed settlement.

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7.   ADVANCE OF EXPENSES, JUDGMENTS, ETC.

     The expense (including attorneys' fees) incurred by Indemnitee in defending any proceeding shall be advanced by Leggett at the request of the Indemnitee. Any judgments, fines or amounts to be paid in settlement shall also be advanced
by Leggett to Indemnitee upon request.   If it shall ultimately be determined
that Indemnitee was not entitled to be indemnified, or was not entitled to be fully indemnified, Indemnitee shall repay to Leggett all amounts advanced, or the appropriate portion thereof, so advanced.

8.   RIGHT OF INDEMNITEE TO BRING SUIT

     If a claim of indemnification or a claim for an advance under this Agreement is not paid in full by Leggett within 90 or 15 days, respectively, after a written claim has been made to Leggett, Indemnitee may bring suit against Leggett to recover the unpaid amount of the claim. If Indemnitee is successful in whole or in part in such suit, Indemnitee shall also be paid the expense of prosecuting such claim.

9.   CONTINUATION OF INDEMNITEE

     All agreements and obligations of Leggett contained herein shall continue during the period Indemnitee is a director, officer, employee or agent of Leggett (of is or was serving at the request of Leggett or on behalf of Leggett as a director, officer, employee or agent of another enterprise) and shall continue thereafter so long as Indemnitee shall be subject to any possible proceeding by reason of the fact that Indemnitee was a director, officer, employee or agent of Leggett or serving in any other capacity referred to herein.

10.  OTHER RIGHTS AND REMEDIES

     The indemnification and other rights provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may be entitled under any provision of law, Leggett's Restated Articles of Incorporation, any Leggett By-Law, other agreement, vote of shareholders or disinterested directors or otherwise, both as to action in Indemnitee's official capacity and as to action in another capacity while occupying any of the positions or having any of the relationships referred to in this Agreement, and shall continue after Indemnitee has ceased to occupy such position or have such relationship.

11.  SEVERABILITY

     If any provision of this Agreement shall be held to be invalid, illegal or unenforceable (a) the validity, legality and enforceability of the remaining provisions of this Agreement shall not be in any way affected or impaired thereby, and (b) to the fullest extent possible, the provisions of this Agreement shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

     Each section of this Agreement is a separate and independent portion of this Agreement. If the indemnification to which Indemnitee is entitled as respects any aspect of any claim varies between two or more sections of this Agreement, that section providing the most comprehensive indemnification shall apply.

12.  MODIFICATION AND WAIVER

     No supplement or amendment of this Agreement shall be binding unless executed in writing by both of the parties. No waiver of any of the provisions of this Agreement shall be binding unless executed in writing by the person making the waiver nor shall such waiver constitute a continuing waiver.

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13.  NOTICES

     All notices, requests, demand and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed or if (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

     (i)  If to Indemnitee, to

     or to such other address as may be furnished to Leggett by Indemnitee:

     (ii) If to Leggett, to

          Leggett & Platt, Incorporated
          No. 1 Leggett Road
          Carthage, MO  64836

     or to such other address as may have been furnished to Indemnitee by Leggett.

14.  GOVERNING LAW

     This Agreement shall be construed, enforced and governed by Missouri law.

15.  HEIRS, SUCCESSORS AND ASSIGNS

     This Agreement shall inure to the benefit of and be enforceable by the Indemnitee's personal or legal representatives, executors, administrators, heirs, devisees and legatees.

     This Agreement is binding on the successors and assigns of Leggett.
Leggett will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of Leggett to expressly assume and agree to perform this Agreement in the same manner and to the same extent that Leggett would be required to perform it if no such succession had taken place (the assumption shall be by agreement in form and substance reasonably satisfactory to Indemnitee).


16   MISCELLANEOUS

     This Agreement does not create any right in Indemnitee to employment with Leggett or its affiliates.

     Leggett expressly confirms and agrees that is has entered into this Agreement and assumed the obligations imposed on Leggett hereby in order to induce Indemnitee to continue as a director and/or officer of Leggett and acknowledges that Indemnitee is relying upon this Agreement in continuing in such capacity or capacities.

     All references herein in the masculine gender shall, when appropriate, refer to the feminine gender.

     In the event of any ambiguity, vagueness or other matter involving the interpretation or meaning of this Agreement, this Agreement shall be liberally construed so as to provide the Indemnitee the full benefits sets out herein.

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     Entered into on the day and year first above written.

ATTEST:                               LEGGETT & PLATT, INCORPORATED


By_____________________________       By____________________________________


                                      ______________________________________
                                                      Indemnitee

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